Exhibit 10.8

SHAREHOLDER VOTING RIGHTS PROXY AGREEMENT

This Shareholder Voting Rights Proxy Agreement (this “Agreement”) is entered into on July 10th, 2017 in Guangzhou, by and among:

1.	Guangzhou Huaduo Network Technology Co., Ltd., Uniform Social Credit Code: ;

2.	Guangzhou Qinlv Investment Consulting Co., Ltd., Uniform Social Credit Code: (Together with Guangzhou Huaduo Network Technology Co., Ltd., collectively referred to as the “Current Shareholders”);

3.	Guangzhou Huya Technology Co., Ltd. (“Wholly-owned Company”) Registered Address: Room 3707, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou; Legal Representative: DONG Rongjie

4.	Guangzhou Huya Information Technology Co., Ltd. (“Domestic-funded Company”) Registered Address: Unit 10, Floor 28, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou; Legal Representative: DONG Rongjie

(In this Agreement, the parties above are individually referred to as a “Party”; collectively, the “Parties”).

WHEREAS

1.	The Current Shareholders hold 100% equity interests of the Domestic-funded Company. Among them, Guangzhou Huaduo Network Technology Company Limited holds 99.01% equity interests of the Domestic-funded Company and Guangzhou Qinlv Investment Consulting Company Limited holds 0.99% equity interests of the Domestic-funded Company.

2.	The Current Shareholders intend to respectively entrust the persons designated by the Wholly-owned Company to exercise the voting rights they have in the Domestic-funded Company and the Wholly-owned Company wishes to accept such entrustment through its designated persons.

The Parties agree as follows through friendly negotiation:

Article 1 Voting Rights Entrustment

1.1.	The Current Shareholders hereby irrevocably undertake to, after execution of this Agreement, respectively sign the power of attorney according to the substance and form set forth in Appendix 1 hereof, under which the Wholly-owned Company or the person (“Proxy”) then designated by the Wholly-owned Company shall have the power and authority to exercise the following rights respectively granted to the Current Shareholders as the shareholders of the Domestic-funded Company according to the Article of Association of the Domestic-funded Company (“Entrusted Rights”):

(a)	proposing to convene or attending shareholder meetings of the Domestic-funded Company as the proxy of the Current Shareholders, according to the Article of Association;

(b)	exercising the voting rights on behalf of the Current Shareholder in respect of all matters subject to discussion and resolution at the shareholder meetings, including but not limited to the appointment and election of directors and other senior management members who should be appointed by the shareholders;

(c)	other voting rights (including any other voting rights of shareholders conferred after the amendment of the Article of Association) vested in shareholders under the Articles of Association of the Domestic-funded Company.

The precondition of the above authorization and entrustment is that the Proxy is a PRC citizen and the Wholly-owned Company consents to such authorization and entrustment. When and only when a written notice is issued by the Wholly-owned Company to the Current Shareholders with respect to the removal of the Proxy, the Current Shareholders shall immediately revoke the entrustment to the existing Proxy hereunder, and entrust any other PRC citizen then designated by the Wholly-owned Company to exercise the Entrusted Rights in accordance with this Agreement, and the new power of attorney shall supersede the previous one once it is executed. Except for the above circumstances, the Current Shareholders shall not revoke the authorization and entrustment to the Proxy.

1.2.	The Proxy shall perform the entrusted obligation lawfully with diligence and duty of care within the authorization scope provided in this Agreement. Shareholders shall accept and assume relevant liabilities for any legal consequences arising out of exercise of the aforementioned Entrusted Rights by the Wholly-owned Company.

1.3.	The Current Shareholders hereby acknowledge that the Proxy is not required to solicit the opinions of the Current Shareholders before exercising the Entrusted Rights. Nevertheless, the Proxy shall immediately notify the Current Shareholders after any resolution or proposal for convening an interim shareholder meeting is made.

Article 2 Right to Know

For the purpose of exercising the Entrusted Rights under this Agreement, the Proxy shall have the right to understand the operation, businesses, clients, financial affairs, employees of the Domestic-funded Company and have access to relevant materials, while the Current Shareholders and the Domestic-funded Company shall provide sufficient cooperation in this regard.

Article 3 Exercise of Entrusted Rights

3.1.	The Current Shareholders shall provide sufficient assistance to the Proxy for his or her exercise of the Entrusted Rights, including prompt execution of the resolutions of the shareholders’ meeting made by the Proxy or other relevant legal documents when necessary (e.g., to satisfy the document submission requirements for the approval of, registration or filing with governmental authorities).

3.2.	If at any time within the term of this Agreement, the entrustment or exercise of the Entrusted Rights hereunder is unenforceable for any reason (except for the default by the Current Shareholder or the Domestic-funded Company), the Parties shall immediately seek the alternative plan which is most similar to the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, so as to ensure the fulfilment of the purposes hereof.

Article 4 Exemption and Indemnification

4.1.	The Parties acknowledge that in no event shall the Wholly-owned Company be liable to or be required to compensate financially or in any other aspect, any other party or any third party for any exercise of the Entrusted Rights by the person designated by the Wholly-owned Company.

4.2.	The Current Shareholders and the Domestic-funded Company agree to hold the Wholly-owned Company harmless and compensate the Wholly-owned Company for all losses suffered or likely to be suffered in connection with designating the Proxy to exercise the Entrusted Rights, including but not limited to, any loss resulting from any litigation, demand, arbitration or claim initiated by any third party, and any loss resulting from administrative investigation or penalty by governmental authorities. However, losses suffered as a result of the intentional misconduct or gross negligence of the Proxy shall not be indemnified.

Article 5 Representations and Warranties

5.1.	The Current Shareholders severally represent and warrants as follow:

5.1.1.	Each of them is a limited liability company legally established and validly existing under the laws of the PRC and has an independent legal personality; each of them has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and is independently a legal subject of litigation.

5.1.2.	Each of them has complete power and entrustment to execute and deliver this Agreement and all other documents that it will execute in relation to the transaction contemplated hereunder, and each of them has full power and authorization to complete the transaction contemplated hereunder. This Agreement shall be duly and legally executed and delivered by each of them. This Agreement shall constitute the legal and binding obligations on and may enforce against each of them according to the terms hereof.

5.1.3.	Each of them is a legitimate shareholder of the Domestic-funded Company recorded in the register of members at the time when this Agreement came into effect and the Authorized Rights are not subject to any third party encumbrance, other than the encumbrance created under this Agreement as well as the Equity Interest Pledge Agreement and the Exclusive Option Agreement concluded by and among the Current Shareholders, the Domestic-funded Company and the Wholly-owned Company. In accordance with this Agreement, the Proxy may completely and fully exercise the Entrusted Rights according to the Articles of Association of the Domestic-funded Company then in effect.

5.2.	The Wholly-owned Company and the Domestic-funded Company severally represent and warrant as follows:

5.2.1.	Each of them is a limited liability company duly registered and legally existing under the laws of palace where it is registered and has independent legal personality; each of them has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and is independently a legal subject of litigation.

5.2.2.	Each of them has complete power and authorization to execute and deliver this Agreement and all other documents that it will execute in relation to the transaction contemplated hereunder, and each of them has full power and authorization to complete the transaction contemplated hereunder.

5.3.	The Domestic-funded Company further represents and warrants as follows:

5.3.1.	The Current Shareholders are legitimate shareholders of the Domestic-funded Company recorded in the register of members at the time when this Agreement came into effect. The Authorized Rights are not subject to any third party encumbrance, other than the encumbrance created under this Agreement as well as the Equity Interest Pledge Agreement and the Exclusive Option Agreement concluded by and among the Current Shareholders, the Domestic-funded Company and the Wholly-owned Company. In accordance with this Agreement, the Proxy may completely and fully exercise the Entrusted Rights according to the Articles of Association of the Domestic-funded Company then in effect.

Article 6 Term of Agreement

6.1.	Subject to Articles 6.2 and 6.3 of this Agreement, this Agreement shall take effect as of the date upon execution. The term of this Agreement is ten (10) years after becoming effective, unless all the Parties agree in writing to early termination or this Agreement is terminated pursuant to Article 6.4 hereunder. This Agreement shall be automatically renewed for one (1) year after the expiration of the term of this Agreement unless the Wholly-owned Company informs all the other parties not to renew thirty (30) days in advance of the expiration of this Agreement, and so forth.

6.2.	The Parties shall, within three months prior to the expiration of their respective business licenses, complete the approval and registration procedures for extending the business licenses to ensure the effectiveness of this Agreement.

6.3.	If any of the Current Shareholders transfers all equity interests it holds in the Domestic-funded Company upon prior consent of the Wholly-owned Company, such Party shall cease to act as a party of this Agreement, but the rights and undertakings of the other Parties shall not be adversely affected hereby. If any of the Current Shareholders transfers all or part of the equity of the equity interests it holds in the Domestic-funded Company upon prior consent of the Wholly-owned Company, such current shareholder or shareholders undertakes to obtain a written confirmation from the transferee or transferees of the equity interest that the transferee or transferees agree to inherit and fulfill such current shareholder or shareholders’ full responsibility, obligation and commitment under this Agreement.

6.4.	Termination.

(a)	Expiration. Unless extended in accordance with the terms of this Agreement, this Agreement shall expire upon expiration of the term of this Agreement.

(b)	Early termination. During the term of this Agreement, the Current Shareholders or the Domestic-funded Company shall not early terminate this Agreement, unless the Wholly-owned Company commits gross negligence, deceitful act or other illegal act, or goes into liquidation, dissolution or termination. In case that the Wholly-owned Company goes into liquidation or dissolution according to law, this Agreement shall terminate automatically. Notwithstanding the foregoing, the Wholly-owned Company shall has the right to terminate this Agreement at any time by a written notice to other Parties 30 days in advance.

(c)	Terms after termination. The Parties’ rights and obligations under Articles 7 and 8 shall survive the termination of this Agreement.

Article 7 Confidentiality

7.1.	Regardless of whether this Agreement is terminated, each Party shall maintain strictly confidential all business secrets, proprietary information, client information and all the other information of confidential nature, in relation to other Parties and obtained during the formulation and performance of this Agreement (hereinafter collectively referred to as “Confidential Information”). Each receiving Party shall not disclose to any third party any Confidential Information, except with prior written consent of the Party providing such information or in circumstances where such information must be disclosed to third parties according to relevant laws, regulations or listing requirements. Each receiving Party shall not use or indirectly use any Confidential Information except for the purpose of performing this Agreement.

7.2.	Confidential Information does not include the following:

(a)	information that the receiving Party has previous known by lawful means, as supported by written evidence;

(b)	information that enters public domain without the receiving Party’s fault; or

(c)	information received by other lawful means after the receiving Party receive Confidential Information.

7.3.	The receiving Party may disclose Confidential Information to its relevant employees, agents or professionals it employs, but the receiving Party shall ensure that all such persons comply with relevant terms and conditions of this Agreement and the receiving Party shall be responsible for any damages or consequences caused by the aforementioned persons in violation of the relevant terms and conditions of this Agreement.

7.4.	Notwithstanding other provisions of this Agreement, the effectiveness of this Article shall survive the termination of this Agreement.

Article 8 Default Liabilities and Indemnification

8.1.	The Parties agree and acknowledge that, if any party (the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform or fails to perform on time any of the obligations hereunder, such breach or failure shall constitute a default under this Agreement (the “Default”). In such events any of the other Parties without default (the “Non-defaulting Party”) shall be entitled to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of receiving the written notice of the Non-defaulting Party thereof, then:

(a)	if the Defaulting Party is any of the Current Shareholders or the Domestic-funded Company, the Wholly-owned Company shall have the right to terminate this Agreement and claim the Defaulting Party to indemnify the damages;

(b)	if the Defaulting Party is the Wholly-owned Company, the Non-defaulting Party has right to claim the Defaulting Party to indemnify the damages, provided that in no event shall the Non-defaulting Party have the right to terminate or rescind this Agreement, except that the contrary is provided by the law.

8.2.	Notwithstanding any other provisions herein, the effectiveness of this Article shall survive the suspension or termination of this Agreement.

8.3.	Indemnification. The Existing Shareholders shall indemnify the Wholly-owned Company in full as to any losses, damages, obligations and/or costs caused by any action, claim or other request against the Wholly-owned Company, arising out of the performance of this Agreement, and shall hold harmless any damage or loss caused by the acts of the Existing Shareholders or the requests by any third party due to the acts of the Existing Shareholders.

Article 9 Applicable Law and Dispute Resolution

9.1.	Applicable Law. The execution, effectiveness, interpretation and performance of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

9.2.	Dispute Resolution. In the event of any dispute arising out of or in relation to this Agreement, the Parties shall first resolve the dispute through friendly negotiation. In the event that any dispute arising out of or in relation to this Agreement fails to be resolved through friendly negotiation, any of the Parties may submit the relevant dispute to Guangzhou Arbitration Commission for arbitration in Guangzhou, in accordance with its Arbitration Rules. The arbitration panel shall consist of three arbitrators. The arbitration award shall be final and binding on all Parties. Except provided otherwise by the arbitration award, all the costs shall be borne by the losing Party or Parties. All the Parties agree that the arbitration proceedings shall be confidential.

Article 10 Change of Law

After this Agreement becomes effective, if any central of local, legislative or administrative authority of China makes any changes to the provisions of any law, rule, regulation or other regulatory document at central or local level in China, including amendment of, addition to or abolishment of existing laws, regulations or other regulatory documents, or interpretation of or promulgation of implementation measures or rules for existing laws, rules, regulations and other regulatory documents (collectively referred to as the “Amendments”), or promulgation of new laws, rules, regulations or other regulatory documents (collectively referred to the “New Provisions”), the following shall apply:

10.1.	If the Amendments or the New Provisions are more beneficial to any Party than the relevant laws, rules, regulations or regulatory documents in effect on the effective date of this Agreement (and the other Parties are not thereby seriously and adversely affected), then all the Parties shall promptly apply to relevant authorities (if applicable) for the benefits conferred by the Amendments or the New Provisions. Each Party shall use its best endeavors to procure the application to be approved.

10.2.	If the Amendments or the New Provisions cause the economic interests of the Wholly-owned Company under this Agreement to be seriously and adversely affected, whether directly or indirectly, and the Parties fail to eliminate such adverse effect on the economic interests of the Wholly-owned Company according to the provisions of this Agreement, then after the Wholly-owned Company inform the other Parties, all the Parties shall negotiate promptly to make all necessary amendments to this Agreements so as to protect the economic interests of the Wholly-owned Company under this Agreement to the maximum extent.

Article 11 Force Majeure

11.1.	“Force Majeure Event” refers to any event which is beyond the reasonable control of one Party and is inevitable even under the reasonable attention of the affected Party, including but not limited to acts of God, war or riots. However, lack of credit, funding or financing shall not be considered beyond one Party’s reasonable control. The Party who is affected by Force Majeure Event and seeks for discharge of performance obligations under this Agreement shall notify the other Parties such discharge and inform the steps to be taken to complete the performance.

11.2.	Where the performance of this Agreement is delayed or obstructed by the Force Majeure Event defined hereinabove, the Party affected by the Force Majeure Event shall not be liable within the scope of being delayed or obstructed. The Party affected by any Force Majeure Event shall take appropriate measures to alleviate or eliminate the effect of the Force Majeure Event and shall endeavor to resume the performance of its obligations, which are delayed or obstructed by the Force Majeure Event. Upon termination of the Force Majeure Event, all the Parties agree to use the best endeavors resume performance under this Agreement.

Article 12 Miscellaneous

12.1.	Notice. The notice under this Agreement shall be delivered by the ways of hand delivery, fax or registered mail. If the notice is delivered by the way of registered mail, then the date of signature recorded on the receipt of the registered mail shall be the delivery date. If sent by the ways of hand delivery or fax, then the date it is sent shall be the delivery date. Upon delivery of the way of fax, the original document of the notice shall be delivered by the way of registered mail or hand delivery immediately afterwards.

12.2.	Further Assurance. Each Party agrees to promptly execute documents that are reasonably necessary or beneficial to the performance of the provisions and purposes of this Agreement and take further actions that are reasonably necessary or beneficial to the performance of the provisions and purposes of this Agreement.

12.3.	Entire Agreement. Except for any written amendments, additions or modifications made after the execution of this Agreement, this Agreement constitute the entire agreement among the Parties in respect of the subject matters of this Agreement and supersedes all previous oral agreements or written negotiations, representations and contracts relating to the subject matters of this Agreement.

12.4.	Headings. The headings of this Agreement are for convenience only, and in no circumstances shall be used to explain, interpret or otherwise affect the meaning of the provisions of this Agreement.

12.5.	Taxes and Fees. Each Party shall be responsible for its own taxes and fees incurred for execution and performance of this Agreement.

12.6.	Assignment of Agreement. Except with prior written consent by the Wholly-owned Company, none of the Current Shareholders and the Domestic-funded Company may assign its rights and obligations under this Agreement to any third party.

12.7.	Severability of Agreement. If at any time any provision or provisions of this Agreement become invalid or unenforceable for contradiction with relevant laws, the provision is invalid or unenforceable only within the scope of such relevant laws and shall not affect the legal effects of the remaining provisions.

12.8.	Waiver of Rights. Any of the Parties may waive its rights under terms and conditions of this Agreements, provided that the waiver is only effective in writing and with all the other Parties’ consent. A waiver by a Party in respect of a breach of contract by other Parties shall not be constructed as a waiver of similar breaches in other cases.

12.9.	Amendments and Supplements. Any amendments or supplements to this Agreement shall be made by the Parties in writing. Amendment agreements or supplemental agreements in relation to this Agreement duly signed by all the Parties shall constitute part of this Agreement and shall take same effect as the original agreement.

12.10.	Agreement Copies. This Agreement shall be made into four copies in Chinese, each Party shall have one copy.

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(There is no text on this page)

Therefore, all the Parties execute this Agreement on the date first above written.

Current Shareholder: Guangzhou Huaduo Network Technology Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ LI Xueling
Name:	LI Xueling
Title:	Legal Representative

Current Shareholder: Guangzhou Qinlv Investment Consulting Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ DONG Rongjie
Name:	DONG Rongjie
Title:	Legal Representative

Guangzhou Huya Technology Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ DONG Rongjie
Name:	DONG Rongjie
Title:	Legal Representative

Guangzhou Huya Information Technology Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ DONG Rongjie
Name:	DONG Rongjie
Title:	Legal Representative

[Signature Page of Shareholder Voting Rights Proxy Agreement]

Appendix I:

Power of Attorney

This Power of Attorney (“POA”), executed by Guangzhou Huaduo Network Technology Co., Ltd. (Uniform Social Credit Code:                                         ) as of July 10, 2017, is being issued in favor of Guangzhou Huya Technology Co., Ltd. (Address: , ID No.:                     ) (“Proxy”).

The Company, Guangzhou Huaduo Network Technology Co., Ltd., hereby grant to the Proxy a general proxy power, authorizing the Proxy to exercise, as the Company’s proxy and on the Company’s behalf, the following rights enjoyed by the Company in the capacity as a shareholder of Guangzhou Huya Information Technology Company Limited (“Domestic-funded Company”):

(1)	to propose the convening of, and attend, shareholders’ meetings as the Company’s proxy in accordance with the articles of association of the Domestic-funded Company;

(2)	to exercise, as the Company’s proxy, voting rights on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other officers to be appointed or removed by the shareholders’ meeting;

(3)	to exercise, as my proxy, other shareholders’ voting rights under the articles of association of the Company (inclusive of any other shareholders’ voting rights arising after an amendment to such articles of association).

The Company hereby irrevocably confirm that unless the Wholly-owned Company has issued an instruction to the Company requesting the replacement of the Proxy, this POA shall remain valid until the expiry or early termination of the Shareholder Voting Rights Proxy Agreement, dated July 10, 2017, between Wholly-owned Company, the Domestic-funded Company and the shareholders of the Domestic-funded Company.

This Letter is hereby issued.

Guangzhou Huaduo Network Technology Co., Ltd. (Seal)
[Company seal is affixed]

Signature: /s/ LI Xueling
Name: LI Xueling
Title: Legal Representative
Date: July 10, 2017

Appendix I:

Power of Attorney

This Power of Attorney (“POA”), executed by Guangzhou Qinlv Investment Consulting Company Limited (Uniform Social Credit Code:                                         ) as of July 10, 2017, is being issued in favor of Guangzhou Huya Technology Co., Ltd. (Address: , ID No.:                     ) (“Proxy”).

The Company, Guangzhou Qinlv Investment Consulting Company Limited, hereby grant to the Proxy a general proxy power, authorizing the Proxy to exercise, as the Company’s proxy and on the Company’s behalf, the following rights enjoyed by the Company in the capacity as a shareholder of Guangzhou Huya Information Technology Company Limited (“Domestic-funded Company”):

(1)	to propose the convening of, and attend, shareholders’ meetings as the Company’s proxy in accordance with the articles of association of the Domestic-funded Company;

(2)	to exercise, as the Company’s proxy, voting rights on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other officers to be appointed or removed by the shareholders’ meeting;

(3)	to exercise, as my proxy, other shareholders’ voting rights under the articles of association of the Company (inclusive of any other shareholders’ voting rights arising after an amendment to such articles of association).

The Company hereby irrevocably confirm that unless the Wholly-owned Company has issued an instruction to the Company requesting the replacement of the Proxy, this POA shall remain valid until the expiry or early termination of the Shareholder Voting Rights Proxy Agreement, dated July 10, 2017, between Wholly-owned Company, the Domestic-funded Company and the shareholders of the Domestic-funded Company.

This Letter is hereby issued.

Guangzhou Qinlv Investment Consulting Co., Ltd. (Seal)
[Company seal is affixed]

Signature: /s/ DONG Rongjie
Name: DONG Rongjie
Title: Legal Representative
Date: July 10, 2017